EXHIBIT 99.2

90-92 Main Street, P.O. Box 58

Wellsboro, PA 16901

Phone: (570) 724-3411 Fax: (570) 723-8097

E-Mail: cnemail@cnbankpa.com Web Page: http://www.cnbankpa.com

Stock Symbol: CZNC

Chartered 1864 FEDERAL DEPOSIT INSURANCE CORP

March 31, 2014                                                                  QUARTERLY REPORT

Dear Shareholder:

Net income of $4,288,000 during the first quarter of 2014 remained strong as evidenced by a Return on Average Assets (ROAA) 1.41%. First quarter 2014 net income was 8.88% less than the first quarter of 2013, but 1.49% higher than the fourth quarter of 2013. Our first quarter 2014 earnings include the benefit of a credit for loan losses of $311,000 resulting from a reduction in estimated allowances required on impaired loans as well as lower total loans outstanding, but also include the negative effect of lower gains from sales of mortgage loans (down $164,000 from the fourth quarter 2013 and $353,000 from the first quarter 2013). The lower volume of mortgage loans sold in the first quarter resulted from challenging market conditions, including higher long-term interest rates and difficult winter weather throughout our market area. Earnings continue to be challenged by margin compression, regulatory pressure on non-interest income and increased compliance costs as a result of the Dodd-Frank legislation.

Over the past year the balance sheet remained relatively flat as the continued low interest rate environment and weak loan demand provided few opportunities to expand the balance sheet without taking undue risk. Net loans have declined $42,153,000 over the past year; however the outstanding balance of mortgage loans sold with servicing retained increased $33,257,000. Total deposits and repo sweep accounts decreased by $6,048,000 or 0.62% over the last twelve months. Trust Assets Under Management (TAUM) grew to $797,833,000 or 8.21% over the past year. The growth was a combination of market appreciation and new business development.

All of our capital ratios remain above the regulatory defined “well capitalized” levels. Our strong earnings performance and capital position has allowed us to steadily increase the dividend over the past several years. During the first quarter we paid a dividend of 26 cents per share which represents a 4.00% increase over the first quarter of 2013. Our challenge remains finding suitable investments to leverage our excess capital.

As shareholders, we continue to solicit your support and stand willing to answer any concern you may have.

Charles H. Updegraff, Jr.

Chairman, President & CEO

CITIZENS & NORTHERN CORPORATION

BOARD OF DIRECTORS

Charles H. Updegraff, Jr. - Chairman

Dennis F. Beardslee	Raymond R. Mattie
Jan E. Fisher	Edward H. Owlett, III
R. Bruce Haner	Leonard Simpson
Susan E. Hartley	James E. Towner
Leo F. Lambert	Ann M. Tyler

CITIZENS & NORTHERN BANK

1-877-838-2517

OFFICES

428 S. Main Street, ATHENS, PA 18810

3 Main Street, CANISTEO, NY 14823

10 N Main Street, COUDERSPORT, PA 16915

111 Main Street, DUSHORE, PA 18614

563 Main Street, EAST SMITHFIELD, PA 18817

104 Main Street, ELKLAND, PA 16920

135 East Fourth Street, EMPORIUM, PA 15834

6250 County Route 64, HORNELL, NY 14843

230-232 Railroad Street, JERSEY SHORE, PA 17740

102 E. Main Street, KNOXVILLE, PA 16928

514 Main Street, LAPORTE, PA 18626

4534 Williamson Trail LIBERTY, PA 16930

1085 S. Main Street, MANSFIELD, PA 16933

612 James Monroe Avenue, MONROETON, PA 18832

3461 Rte.405 Highway, MUNCY, PA 17756

100 Maple Street, PORT ALLEGANY, PA 16743

24 Thompson Street, RALSTON, PA 17763

1827 Elmira Street, SAYRE, PA 18840

2 E. Mountain Ave., SO. WILLIAMSPORT, PA 17702

41 Main Street, TIOGA, PA 16946

428 Main Street, TOWANDA, PA18848

Court House Square, TROY, PA 16947

90-92 Main Street, WELLSBORO, PA 16901

130 Court Street, WILLIAMSPORT, PA 17701

1510 Dewey Ave., WILLIAMSPORT, PA 17702

Route 6, WYSOX, PA 18854

TRUST & FINANCIAL MANAGEMENT GROUP

3 Main Street, Canisteo, NY 14823	607-698-4295
10 N Main Street, Coudersport, PA 16915	800-921-9150
1827 Elmira Street, Sayre, PA 18840	888-760-8192
428 Main Street, Towanda, PA 18848	888-987-8784
90-92 Main Street, Wellsboro, PA 16901	888-487-8784
130 Court Street, Williamsport, PA 17701	866-732-7213

ACCOUNT SERVICES - 90-92 Main St., Wellsboro, PA 16901
BANKCARD SERVICES - 90-92 Main St., Wellsboro PA 16901	800-577-8001
ELECTRONIC BANKING – 10 Nichols St., Wellsboro, PA 16901	877-838-2517

www.cnbankpa.com

C&N FINANCIAL SERVICES CORPORATION – 90-92 Main Street, Wellsboro, PA	866-ASK-CNFS

www.cnfinancialservices.com

CONDENSED, CONSOLIDATED EARNINGS INFORMATION
(In Thousands, Except Per Share Data) (Unaudited)
	1ST	4TH	1ST
	QUARTER	QUARTER	QUARTER
	2014	2013	2013
	(Current)	(Prior Qtr)	(Prior Yr)
Interest and Dividend Income	$11,406	$11,885	$12,647
Interest Expense	1,288	1,354	1,600
Net Interest Income	10,118	10,531	11,047
(Credit) Provision for Loan Losses	(311)	1,559	183
Net Interest Income After Provision (Credit) for Loan Losses	10,429	8,972	10,864
Other Income	3,751	4,124	3,843
Net Gains on Available-for-sale Securities	31	266	1,159
Loss on Prepayment of Borrowings	0	0	1,023
Other Noninterest Expenses	8,524	7,788	8,553
Income Before Income Tax Provision	5,687	5,574	6,290
Income Tax Provision	1,399	1,349	1,584
Net Income	$4,288	$4,225	$4,706

PER COMMON SHARE DATA:
Net Income – Basic	$0.35	$0.34	$0.38
Net Income – Diluted	$0.34	$0.34	$0.38
Dividend Per Share	$0.26	$0.25	$0.25
Number Shares Used in Computation - Basic	12,417,627	12,381,093	12,321,014
Number Shares Used in Computation - Diluted	12,444,797	12,415,745	12,349,264

CONDENSED, CONSOLIDATED BALANCE SHEET DATA
(In Thousands, Except Per Share Data) (Unaudited)
	MAR. 31,	DEC. 31,	MAR. 31,
	2014	2013	2013
ASSETS
Cash & Due from Banks	$61,087	$44,619	$45,069
Available-for-sale Securities	484,014	482,658	459,855
Loans Held for Sale	133	54	799
Loans, Net	617,475	635,640	659,628
Intangible Assets	12,020	12,029	12,067
Other Assets	60,410	62,695	62,903
TOTAL ASSETS	$1,235,139	$1,237,695	$1,240,321

LIABILITIES
Deposits	$961,833	$954,516	$967,974
Repo Sweep Accounts	4,730	3,385	4,637
Total Deposits and Repo Sweeps	966,563	957,901	972,611
Borrowed Funds	73,270	93,338	76,661
Other Liabilities	10,544	6,984	7,841
TOTAL LIABILITIES	1,050,377	1,058,223	1,057,113

SHAREHOLDERS' EQUITY
Common Shareholders' Equity, Excluding Accumulated
Other Comprehensive Income (Loss)	182,220	180,465	174,137
Accumulated Other Comprehensive Income (Loss):
Net Unrealized Gains/Losses on
Available-for-sale Securities	2,442	(1,004)	9,223
Defined Benefit Plans	100	11	(152)
TOTAL SHAREHOLDERS' EQUITY	184,762	179,472	183,208
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$1,235,139	$1,237,695	$1,240,321

CONDENSED, CONSOLIDATED FINANCIAL HIGHLIGHTS
(In Thousands, Except Per Share Data) (Unaudited)
	3 MONTHS ENDED		%
	MARCH 31,		INCREASE
	2014	2013	(DECREASE)
EARNINGS PERFORMANCE
Net Income	$4,288	$4,706	-8.88%
Return on Average Assets	1.41%	1.50%	-6.00%
Return on Average Equity	9.41%	10.31%	-8.73%

BALANCE SHEET HIGHLIGHTS
Total Assets	$1,235,139	$1,240,321	-0.42%
Available-for-Sale Securities	484,014	459,855	5.25%
Loans (Net)	617,475	659,628	-6.39%
Allowance for Loan Losses	8,343	7,118	17.21%
Deposits and Repo Sweep Accounts	966,563	972,611	-0.62%

OFF-BALANCE SHEET
Outstanding Balance of Mortgage Loans Sold
with Servicing Retained	147,391	114,134	29.14%
Trust Assets Under Management	797,833	737,298	8.21%

SHAREHOLDERS' VALUE
(PER COMMON SHARE)
Net Income - Basic	$0.35	$0.38	-7.89%
Net Income - Diluted	$0.34	$0.38	-10.53%
Dividends	$0.26	$0.25	4.00%
Common Book Value	$14.87	$14.86	0.07%
Tangible Common Book Value	$13.90	$13.88	0.14%
Market Value (Last Trade)	$19.71	$19.50	1.08%
Market Value / Common Book Value	132.55%	131.22%	1.01%
Market Value / Tangible Common Book Value	141.80%	140.49%	0.93%
Price Earnings Multiple	14.08	12.83	9.74%
Dividend Yield	5.28%	5.13%	2.92%
Common Shares Outstanding, End of Period	12,429,000	12,331,654	0.79%

SAFETY AND SOUNDNESS
Tangible Common Equity / Tangible Assets	14.12%	13.93%	1.36%
Nonperforming Assets / Total Assets	1.44%	0.83%	73.49%
Allowance for Loan Losses / Total Loans	1.33%	1.07%	24.30%
Total Risk Based Capital Ratio (a)	27.40%	25.05%	9.38%
Tier 1 Risk Based Capital Ratio (a)	25.95%	23.83%	8.90%
Leverage Ratio (a)	14.11%	13.15%	7.30%

AVERAGE BALANCES
Average Assets	$1,218,992	$1,251,679	-2.61%
Average Equity	$182,307	$182,605	-0.16%

(a) Capital ratios for the most recent period are estimated.